Exhibit 4.2

HIGHWATER ETHANOL, LLC

SUBSCRIPTION AGREEMENT

Limited Liability Company Membership Units

$10,000 per Unit

Minimum Investment of 1 Unit ($10,000)
1 Unit Increments Thereafter ($10,000)

The undersigned subscriber (“Subscriber”), desiring to become a member Highwater Ethanol, LLC (“Highwater Ethanol”), a Minnesota limited liability company, with its principal place of business at 205 S. Main Street, PO Box 96, Lamberton, Minnesota 56152 hereby subscribes for the purchase of membership units of Highwater Ethanol, and agrees to pay the related purchase price, identified below.

A.            SUBSCRIBER INFORMATION.   Please print your individual or entity name and address.  If we accept your subscription, the units will be titled in the name of the subscriber as it appears below.  Joint subscribers should provide both names.  Your name and address will be recorded exactly as printed below.  Please provide your home, business and/or mobile telephone number.  If desired, please also provide your e-mail address.

1.	Subscriber’s Printed Name
2.	Title, if applicable
3.	Subscriber’s Address
Street
City, State, Zip Code
4.	E-mail Address
5.	Home Telephone Number
6.	Business Telephone Number
7.	Mobile Telephone Number

B.            NUMBER OF UNITS PURCHASED. You must purchase at least 1 unit.  The minimum number of units to be sold is 4,500 and the maximum number of units to be sold in the offering is 6,000.

unit(s)

C.            PURCHASE PRICE.  Indicate the dollar amount of your investment (minimum investment is $10,000).

1. Total Purchase Price ($10,000 per unit multiplied by number of units)	=	2. 1st Installment (10% of Total Purchase Price)	+	3. 2nd Installment (90% of Total Purchase Price)

	=		+

D.            GENERAL INSTRUCTIONS FOR SUBSCRIBERS:

You should read the Prospectus dated [DATE OF EFFECTIVENESS] (the “Prospectus”) in its entirety including the exhibits for a complete explanation of an investment in Highwater Ethanol.

INSTRUCTIONS IF YOU ARE SUBSCRIBING PRIOR TO THE COMPANY’S RELEASE OF FUNDS FROM ESCROW:  If you are subscribing prior to the Company’s release of funds from escrow, you must follow the instructions contained in paragraphs 1 through 5 below:

1.             Complete all information required in this Subscription Agreement, and date and sign the Subscription Agreement on page 6 and the Member Signature Page to our Member Control Agreement attached to this Subscription Agreement as Exhibit A.

2.             Immediately provide a personal (or business) check for the first installment of ten percent (10%) of your investment amount.  The check should be made payable to “Minnwest Bank, Redwood Falls, MN, escrow agent for Highwater Ethanol, LLC.”  You will determine this amount in box C.2 on page 1 of this Subscription Agreement.

3.            Execute the Promissory Note and Security Agreement on page 7 of this Subscription Agreement evidencing your commitment to pay the remaining ninety percent (90%) due for the units.  The Promissory Note and Security Agreement is attached to this Subscription Agreement and grants Highwater Ethanol, LLC a security interest in your units.

4.             Deliver the original executed documents referenced in paragraphs 1 and 3 of these instructions, together with a personal or business check as described in Paragraph 2 of these instructions to:

Highwater Ethanol, LLC
205 S. Main Street, PO Box 96
Lamberton, Minnesota 56152

5.            Within 20 days of written notice from Highwater Ethanol that your subscription has been accepted, you must remit an additional personal (or business) check for the second installment of ninety percent (90%) of your investment amount made payable to “Minnwest Bank, Redwood Falls, MN, escrow agent for Highwater Ethanol, LLC” in satisfaction of the Promissory Note and Security Agreement.  You will determine this amount in box C.3 on page 1 of this Subscription Agreement.  You must deliver this check to the same address set forth above in paragraph 4 within twenty (20) days of the date of Highwater Ethanol’s written notice. If you fail to pay the second installment pursuant to the Promissory Note and Security Agreement, Highwater Ethanol shall be entitled to retain your first installment and to seek other damages, as provided in the Promissory Note and Security Agreement.  This means that if you are unable to pay the 90% balance of your investment amount within 20 days of our notice, you may have to forfeit the 10% cash deposit.

Your funds will be placed in Highwater Ethanol’s escrow account at Minnwest Bank, Redwood Falls, MN.  The funds will be released to Highwater Ethanol or returned to you in accordance with the escrow arrangements described in the Prospectus.  Highwater Ethanol may, in its sole discretion, reject or accept any part or all of your subscription.  If Highwater Ethanol rejects your subscription, your Subscription Agreement and investment will be promptly returned to you, plus nominal interest, minus escrow fees.  Highwater Ethanol may not consider the acceptance or rejection of your subscription until a future date near the end of this offering.

INSTRUCTIONS IF YOU ARE SUBSCRIBING AFTER THE COMPANY’S RELEASE OF FUNDS FROM ESCROW:  If you are subscribing after the Company’s release of funds from escrow, you must follow the instructions contained in paragraphs 1 through 3 below:

1.             Complete all information required in this Subscription Agreement, and date and sign the Subscription Agreement on page 6 and the Member Signature Page to our Member Control Agreement attached to this Subscription Agreement as Exhibit A.

2.             Immediately provide your personal (or business) check for the entire amount of your investment (as determined in box C.1 on page 1) made payable to “Highwater Ethanol, LLC.”

3.             Deliver the original executed documents referenced in paragraph 1 of these instructions, together with your personal or business check as described in paragraph 2 to:

Highwater Ethanol, LLC
205 S. Main Street, PO Box 96
Lamberton, Minnesota 56152

If you are subscribing after we have released funds from escrow and we accept your investment, your funds will be immediately at-risk as described in the Prospectus.  Highwater Ethanol may, in its sole discretion, reject or accept any part or all of your subscription.  If Highwater Ethanol rejects your subscription, your Subscription Agreement and investment will be returned to you promptly, plus nominal interest, minus escrow fees.  Highwater Ethanol may not consider the acceptance or rejection of your subscription until a future date near the end of this offering.

You may direct your questions to any of our governors listed below or to Highwater Ethanol at (507) 752-6160.

NAME	POSITION	PHONE NUMBER
Brian D. Kletscher	President and Governor	507-762-3376
John Michael Schueller	Vice President and Governor	507-342-5621
Jason Ray Fink	Treasurer and Governor	507-637-4355
Timothy James Van Der Wal	Secretary and Governor	507-342-5187

E.             Additional Subscriber Information.  Subscriber, named above, certifies the following under penalties of perjury:

1.             Form of Ownership.  Check the appropriate box (one only) to indicate form of ownership. If the subscriber is a Custodian, Corporation, Partnership or Trust, please provide the additional information requested.

☐            Individual

☐            Joint Tenants with Right of Survivorship (Both signatures must appear on page 6.)

☐            Corporation, Limited Liability Company or Partnership (Corporate Resolutions, Operating Agreement or Partnership Agreement must be enclosed.)

☐            Trust

     Trustee’s Name:

     Trust Date:

☐            Other: Provide detailed information in the space immediately below.

2.             Subscriber’s Taxpayer Information.  Check the appropriate box if you are a non-resident alien, a U.S. Citizen residing outside the United States, and/or subject to backup withholding.  All individual subscribers should provide their Social Security Numbers.  Trusts should provide the trust’s taxpayer identification number.  Custodians should provide the minor’s Social Security Number.  Other entities should provide the entity’s taxpayer identification number.

☐            Check box if you are a non-resident alien

☐            Check box if you are a U.S. citizen residing outside of the United States

☐            Check this box if you are subject to backup withholding

Subscriber’s Social Security No.

Joint Subscriber’s Social Security No.

Taxpayer Identification No.

3.             Member Report Address.  If you would like duplicate copies of member reports sent to an address that is different than the address identified in section A, please complete this section.

Address:

4.             State of Residence.

State of Principal Residence:

State where driver’s license is issued:

State where resident income taxes are filed:

State(s) in which you have maintained your principal residence during the past three years:

a.	b.	c.

5.             Suitability Standards and Confidential Investor Information.  You cannot invest in Highwater Ethanol unless you meet one of the following suitability tests (a or b or the heightened standards for Iowa and Kansas investors set forth in c and d) set forth below.  Please review the suitability tests and check the box next to the following suitability test that you meet.  For husbands and wives purchasing jointly, the tests below will be applied on a joint basis.

a.  ☐      I (We) have annual income from whatever source of at least $45,000 and a net worth of at least $45,000, exclusive of home, furnishings and automobiles; or

b.  ☐       I (We) have a net worth of at least $150,000, exclusive of home, furnishings and automobiles.

c.  ☐       I (We) reside in Iowa and I (We) have a net worth of $60,000 (exclusive of home, auto and furnishings) and annual income of $60,000 or, in the alternative, a net worth of $150,000 (exclusive of home, auto and furnishings); or

d.  ☐       I (We) reside in Kansas and I (We) have a net worth of $60,000 (exclusive of home, auto and furnishings) and annual income of $60,000 or, in the alternative, a net worth of $225,000 (exclusive of home, auto and furnishings).

If you reside in Minnesota please complete the following request for additional information:

I.              Employment Information

A.	Name and Address of Employer:

B.	Nature of Employer’s Business:
C.	Dates of Employment:
D.	Current Position or Title and Responsibilities:

E.	Age:

II.            Educational Background

SCHOOL	MAJOR	DEGREE(S)	YRS. ATTENDED

III.           Do you have such knowledge and experience in financial and business matters that you are capable of evaluating the merits and risks of an investment in the Company? [Minnesota subscribers should NOT respond to this question]

☐            Yes                                         ☐            No

IV.           Do you understand the nature of an investment in the Company and the risks associated with such an investment? [Minnesota subscribers should NOT respond to this question]

☐            Yes                                         ☐            No

V.            Do you understand that there is no guarantee of any financial return on this investment and that you run the risk of losing your entire investment? [Minnesota subscribers should NOT respond to this question]

☐            Yes                                         ☐            No

VI.           This investment provides limited liquidity since the Units are not freely transferable and the Members have limited rights to withdraw capital from or to withdraw as Members of the Company, is this an acceptable limitation on your ownership of Units? [Minnesota subscribers should NOT respond to this question]

☐            Yes                                         ☐            No

VII.          Do you have adequate means of providing for your current needs and personal contingencies in view of the fact that this investment provides limited liquidity? [Minnesota subscribers should NOT respond to this question]

☐            Yes                                         ☐            No

VIII.        If the investor is not a natural person:

A.            Was the investing entity formed for the purpose of investing in the Company?

☐            Yes                                         ☐            No

B.            Did the shareholders, partners, members, or grantors of the investing entity, as the case may be, contribute additional capital to such entity for the purpose of purchasing Units?

☐            Yes                                         ☐            No

C.            Does the undersigned’s investment in the Company, together with its interests in all other corporations, partnerships, trusts or associations represent more than ten percent of the undersigned’s total assets?

☐            Yes                                         ☐            No

IX.           Have you ever invested in securities?

☐            Yes                                         ☐            No

X.            Have you ever invested in investment partnerships, venture capital funds, or other non-marketable or restricted securities?

☐            Yes                                         ☐            No

XI.           Indicate the frequency of your investments in non-marketable securities:

☐  Often                                ☐  Occasional                                      ☐  Seldom

Financial Information

Net worth (exclusive of home, home furnishings and automobiles): ☐ Under $50,000 ☐ $50,000 - $250,000 ☐ $250,000 - $500,000 ☐ $500,000 - $1,000,000 ☐ Over $1,000,000	Cash and cash equivalents and liquid securities (includes stocks, bonds, government obligations, etc., at fair market value): ☐ Under $50,000 ☐ $50,000 - $74,999 ☐ $75,000 - $99,999 ☐ Over $100,000

Investments in closely-held companies, personal business and/or real estate: ☐ Under $25,000 ☐ $25,000 - $49,999 ☐ $50,000 - $74,999 ☐ Over $75,000	Equity in all real estate, net of mortgages: ☐ Under $50,000 ☐ $50,000 - $74,999 ☐ $75,000 - $99,999 ☐ Over $100,000

Other investments: ☐ Under $25,000 ☐ $25,000 - $49,999 ☐ $50,000 - $74,999 ☐ Over $75,000	Annual gross income: 2003 ☐ Under $100,000 ☐ Over $100,000 2004 ☐ Under $100,000 ☐ Over $100,000 2005 ☐ Under $100,000 ☐ Over $100,000

6.             Subscriber’s Representations and Warranties.  You must read and certify your representations and warranties by placing your initials where indicated and by signing and dating this Subscription Agreement.  Joint subscribers are also required to initial and sign as indicated.

(Initial here) (Joint initials) By signing below the subscriber represents and warrants to Highwater Ethanol that he, she or it:

a.             has received a copy of Highwater Ethanol’s Prospectus dated [DATE OF EFFECTIVENESS] and the exhibits thereto or has received notice that this sale has been made pursuant to a registration statement in which a final prospectus would have been required to have been delivered in the absence of Rule 172;

b.             has been informed that the units of Highwater Ethanol are offered and sold in reliance upon a federal securities registration; state registrations in Florida, Georgia, Illinois, Iowa, Kansas, Louisiana, Minnesota, Missouri, South Dakota, and Wisconsin; and exemptions from securities registrations in various other states, and understands that the units to be issued pursuant to this subscription agreement can only be sold to a person meeting requirements of suitability [Minnesota subscribers should NOT initial this subsection];

c.             has been informed that the securities purchased pursuant to this Subscription Agreement have not been registered under the securities laws of any state other than Florida, Georgia, Illinois, Iowa, Kansas, Louisiana, Minnesota, Missouri, South Dakota, and Wisconsin and that Highwater Ethanol is relying in part upon the representations of the undersigned Subscriber contained herein[Minnesota subscribers should NOT initial this subsection];

d.             has been informed that the securities subscribed for have not been approved or disapproved by the SEC, or the Florida, Georgia, Illinois, Iowa, Kansas, Louisiana, Minnesota, Missouri, South Dakota, and Wisconsin Securities Departments or any other regulatory authority, nor has any regulatory authority passed upon the accuracy or adequacy of the Prospectus [Minnesota subscribers should NOT initial this subsection];

e.             intends to acquire the units for his/her/its own account without a view to public distribution or resale and that he/she/it has no contract, undertaking, agreement or arrangement to sell or otherwise transfer or dispose of any units or any portion thereof to any other person;

f.              has been informed that there is no present market for Highwater Ethanol’s membership units, that the membership units will not trade on an exchange or automatic quotation system, that no such market is expected to develop in the future and that there are significant restrictions on the transferability of the membership units;

g.             has been encouraged to seek the advice of his legal counsel and accountants or other financial advisers with respect to investor-specific tax and/or other considerations relating to the purchase and ownership of units [Minnesota subscribers should NOT initial this subsection];

h.             has received a copy of the Highwater Ethanol Member Control Agreement, dated May 4, 2006, and understands that upon closing the escrow by Highwater Ethanol, the subscriber and the membership units will be bound by the provisions of the Member Control Agreement which contains, among other things, provisions that restrict the transfer of membership units;

i.              has been informed that the units are subject to substantial restrictions on transfer under certain tax and securities laws along with restrictions in the Highwater Ethanol Member Control Agreement, and agrees that if the membership units or any part thereof are sold or distributed in the future, the subscriber shall sell or distribute them pursuant to the terms of the Member

Control Agreement, and the requirements of the Securities Act of 1933, as amended, and applicable tax and securities laws;
j. meets the suitability test marked in Item E.5 above;
k. is capable of bearing the economic risk of this investment, including the possible total loss of the investment [Minnesota subscribers should NOT initial this subsection];

l.              has been informed that Highwater Ethanol will place a restrictive legend on any certificate representing any unit containing substantially the following language as the same may be amended by the Governors of Highwater Ethanol in their sole discretion:

THE TRANSFERABILITY OF THE COMPANY UNITS REPRESENTED BY THIS DOCUMENT IS RESTRICTED. SUCH UNITS MAY NOT BE SOLD, ASSIGNED, OR TRANSFERRED, NOR WILL ANY ASSIGNEE, VENDEE, TRANSFEREE, OR ENDORSEE THEREOF BE RECOGNIZED AS HAVING ACQUIRED ANY SUCH UNITS FOR ANY PURPOSES, UNLESS AND TO THE EXTENT SUCH SALE, TRANSFER, HYPOTHECATION, OR ASSIGNMENT IS PERMITTED BY, AND IS COMPLETED IN STRICT ACCORDANCE WITH, THE TERMS AND CONDITIONS SET FORTH IN THE MEMBER CONTROL AGREEMENT AND AGREED TO BY EACH MEMBER.

THE UNITS REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, OFFERED FOR SALE, OR TRANSFERRED IN ABSENCE OF AN EFFECTIVE REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND UNDER APPLICABLE STATE SECURITIES LAWS.

m.            has been informed that, to enforce the above legend, Highwater Ethanol may place a stop transfer order with its registrar and stock transfer agent (if any) covering all certificates representing any of the membership units;

n. may not transfer or assign this Subscription Agreement, or any of the subscriber’s interest herein without the prior written consent of Highwater Ethanol;

o. has written his, her, or its correct taxpayer identification number under Item E.2 on this Subscription Agreement;

p.             is not subject to back up withholding either because he, she or it has not been notified by the Internal Revenue Service (“IRS”) that he, she or it is subject to backup withholding as a result of a failure to report all interest or dividends, or the IRS has notified him, her or it that he is no longer subject to backup withholding (Note this clause (p) should be crossed out if the backup withholding box in Item E.2 is checked);

q.             has been informed that execution of the attached Promissory Note and Security Agreement will allow Highwater Ethanol or its assigns to pursue the obligor for payment of the amount due thereon by any legal means, including, but not limited to, acquisition of a judgment against the obligor in the event that the subscriber defaults on that Promissory Note and Security Agreement; and

r. acknowledges that Highwater Ethanol may retain possession of certificates representing subscriber’s units to perfect its security interest in those units.

Signature of Subscriber/Joint Subscriber:

Date:

Individuals:	Entities:

Name of Individual Subscriber (Please Print)	Name of Entity (Please Print)

Signature of Individual	Print Name and Title of Officer

Name of Joint Individual Subscriber (Please Print)	Signature of Officer

Signature of Joint Individual Subscriber

ACCEPTANCE OF SUBSCRIPTION BY HIGHWATER ETHANOL, LLC:

Highwater Ethanol, LLC hereby accepts Subscriber’s subscription for units.

Dated this day of , 200 .

HIGHWATER ETHANOL, LLC

By:

Its:

PROMISSORY NOTE AND SECURITY AGREEMENT

Date of Subscription Agreement:	,	200

$10,000 per Unit

Minimum Investment of 1 Unit ($10,000); Units Sold in 1 Unit Increments Thereafter ($10,000 each)

Number of Units Subscribed

Total Purchase Price ($10,000 per unit multiplied by number of units subscribed)

( )	Less Initial Payment (10% of Principal Amount)

Principal Balance

FOR VALUE RECEIVED, the undersigned hereby promises to pay to the order of Highwater Ethanol, LLC, a Minnesota limited liability company (“Highwater Ethanol”), at its principal office located at 205 S. Main Street, PO Box 96, Lamberton, Minnesota 56152, or at such other place as required by Highwater Ethanol, the Principal Balance set forth above in one lump sum to be paid without interest within 20 days following the call of the Highwater Ethanol Board of Governors, as described in the Subscription Agreement.  In the event the undersigned fails to timely make any payment owed, the entire balance of any amounts due under this full recourse Promissory Note and Security Agreement shall be immediately due and payable in full with interest at the rate of 12% per annum from the due date and any amounts previously paid in relation to the obligation evidenced by this Promissory Note and Security Agreement may be forfeited at the discretion of Highwater Ethanol.

The undersigned agrees to pay to Highwater Ethanol on demand, all costs and expenses incurred to collect any indebtedness evidenced by this Promissory Note and Security Agreement, including, without limitation, reasonable attorneys’ fees.  This Promissory Note and Security Agreement may not be modified orally and shall in all respects be governed by, construed, and enforced in accordance with the laws of the State of Minnesota.

The provisions of this Promissory Note and Security Agreement shall inure to the benefit of Highwater Ethanol and its successors and assigns, which expressly reserves the right to pursue the undersigned for payment of the amount due thereon by any legal means in the event that the undersigned defaults on obligations provided in this Promissory Note and Security Agreement.

The undersigned waives presentment, demand for payment, notice of dishonor, notice of protest, and all other notices or demands in connection with the delivery, acceptance, performance or default of this Promissory Note and Security Agreement.

The undersigned grants to Highwater Ethanol, and its successors and assigns (“Secured Party”), a purchase money security interest in all of the undersigned’s membership units of Highwater Ethanol now owned or hereafter acquired. This security interest is granted as non-exclusive collateral to secure payment and performance on the obligation owed Secured Party from the undersigned evidenced by this Promissory Note and Security Agreement. The undersigned further authorizes Secured Party to retain possession of certificates representing such membership units and to take any other actions necessary to perfect the security interest granted herein.

Dated:	, 200	.

OBLIGOR/DEBTOR:			JOINT OBLIGOR/DEBTOR:

Printed or Typed Name of Obligor			Printed or Typed Name of Joint Obligor

By:			By:
(Signature)			(Signature)

Officer Title if Obligor is an Entity

Address of Obligor

Exhibit A

MEMBER SIGNATURE PAGE

ADDENDUM TO THE
AMENDED AND RESTATED MEMBER CONTROL AGREEMENT
OF HIGHWATER ETHANOL, LLC

The undersigned does hereby warrant, represent, covenant and agree that:  (i) the undersigned, as a condition to becoming a Member in Highwater Ethanol, LLC, has received a copy of the Amended and Restated Member Control Agreement dated                     , and, if applicable, all amendments and modifications thereto; (ii) the undersigned shall be subject to and comply with all terms and conditions of such Member Control Agreement in all respects, as if the undersigned had executed said Member Control Agreement on the original date thereof; and (iii) the undersigned is and shall be bound by all of the provisions of said Member Control Agreement from and after the date of execution of this Addendum.

Individuals:	Entities:

Name of Individual Member (Please Print)	Name of Entity (Please Print)

Signature of Individual	Print Name and Title of Officer

Name of Joint Individual Member (Please Print)	Signature of Officer

Signature of Joint Individual Member

Agreed to and accepted on behalf of the
Company and its Members:

HIGHWATER ETHANOL, LLC

By:

Its: